SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): June 12, 2006 (May 30, 2006)

                            OneTravel Holdings, Inc.

           Delaware                    1-8662                 23-2265039

(State or other jurisdiction  (Commission File ID No.)    (IRS Employer No.)
     of incorporation)

                              1200 Lake Hearn Drive
                                    Suite 300
                                Atlanta, GA 30319
                    (Address of principal executive offices)

                                 (404) 256-6620
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) None.

(b) Effective June 7, 2006, William A. Goldstein, Chairman and Chief Executive Officer, and Marc E. Bercoon, President, were dismissed as officers of the Company.

(c) Effective May 30, 2006, Edward J. Wegel was appointed Chief Restructuring Officer of the Company. From 2000 to the present, Mr. Wegel has been the founder and managing partner of Aviation Capital Partners, LLC, which has served as an advisor to Cayman Airways and Guyana Airways on restructuring plans, to Ranger Aerospace on the possible acquisition of several airlines, and to the Chairman and CEO of Wheeling-Pittsburg Steel. During this time from December 2003 through February 2005, Mr. Wegel also was Senior Vice President - Corporate Planning and Development for Mesa Air Group, Inc. Prior to 2000, Mr. Wegel has acted in various advisor capacities, primarily in the airline industry, and was instrumental in the operations and financings of US Airways Express, BWIA International Airways, and Atlantic Coast Airlines (United Express). Mr. Wegel is an honors graduate of the United States Military Academy and received his MBA in finance from the University of North Colorado with honors.

Mr. Wegel has entered into a letter agreement with the Company that provides for him to receive a retainer of $20,000 twice a month, which agreement is terminable by either party at will. In the event that the letter agreement is terminated by the Company during the first 120 days of such letter agreement, Mr. Wegel will be entitled to $80,000 if terminated in the first 30 days, or the balance of retainer for the 120 day period if terminated after the first 30 days. Mr. Wegel is entitled to bonus payments as well based upon different levels of success in restructuring transactions where the Company is able to continue as a going concern. The amounts of such bonuses depend on the amount received by the Company in a recapitalization or sale of the Company.

Effective June 7, 2006, Ronald L. Attkisson was appointed Interim Chief Executive Officer of the Company. Mr. Attkisson has also served as a Director of the Company since February 1, 2005. Mr. Attkisson has served as Chairman and Chief Executive Officer of IFS Holdings since its inception in June 2003. Mr. Attkisson is also president of Jones, Byrd & Attkisson, a securities broker/dealer, a position he has held since October 2003. Previously, Mr. Attkisson was an investment banker with Attkisson, Carter & Company, which he founded in 1988 as Attkisson and Associates. Mr. Attkisson sold most of his interest in the firm in January 2001, but retained an association with the firm until May 2003, when he resigned from the firm before forming IFS Holdings. Prior to founding Attkisson & Associates, Mr. Attkisson was associated with Interstate Securities and Johnson, Lane, Space, Smith & Company, which were predecessor firms to Wachovia Securities. Prior to this, he was a vice president at The Robinson-Humphrey Company from 1978 to 1981. Mr. Attkisson graduated from the University of North Carolina at Chapel Hill in 1970. Mr. Attkisson is a member of the boards of directors of Scientigo, Inc., Seawright Holdings, Inc. and REIGNMAKER Communications, Inc.

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

Effective June 7, 2006, Jeffrey F. Willmott was appointed Chairman of the Company. Mr. Willmott has been a Director of the Company since October 17, 2002. He served as Chairman of the Board from February 19, 2003 to February 1, 2005. From 2001 to 2002, he was Chairman and Chief Executive Officer of EKN Asset Management, a registered investment advisory firm in New York City. From 1999 to 2000, Mr. Willmott served as the managing director of Trewith Securities, a middle-market investment bank, where he was responsible for the origination and execution of corporate finance engagements. From 1991 to 1999, he was a Senior Vice President at Warburg Dillon Read (now UBS Warburg), where he was responsible for business development. From 1983 to 1990, he was a regional director of sales and marketing at Westinghouse Broadcasting. Mr. Willmott holds Bachelor's and Master's degrees in Business Administration. Mr. Willmott is a a Director of IBSG International (OTC: IGII), an international technology company based in Celebration, Florida.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

      Not applicable.

(b) Pro Forma Financial Information

      Not applicable.

(c) Exhibits

      Not applicable.



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

      SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                  OneTravel Holdings, Inc.
                                                  (Registrant)


Dated: June 12, 2006                        By:   /s/ Ronald L. Attkisson
                                                  ----------------------------
                                                  Ronald L. Attkisson, Interim
                                                  Chief Executive Officer


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